 July 2023

Preliminary Terms No. 9,543

Registration Statement Nos. 333-250103; 333-250103-01

Dated June 30, 2023

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide a minimum payment at maturity of only 20% of the stated principal amount. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing level of each of the Russell 2000® Index and the Technology Select Sector SPDR® Fund, which we refer to as the underlyings, is at or above 80% of its respective initial level, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing level of either of the underlyings is less than its respective coupon barrier level on any observation date, we will pay no interest for the related quarterly period. Beginning after six months, the securities will be automatically redeemed if the determination closing level of each of the underlyings is greater than or equal to its respective initial level on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon. However, if the final level of either of the underlyings is less than 80% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Accordingly, investors in the securities must be willing to accept the risk of losing up to 80% of their initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 1.5-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest over the entire 1.5-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent quarterly coupons is based on the worst performing of the underlyings, the fact that the securities are linked to two underlyings does not provide any asset diversification benefits and instead means that a decline in the level of either of the underlyings below the relevant coupon barrier level will result in no contingent quarterly coupons, even if the other underlying closes at or above its respective coupon barrier level. Because all payments on the securities are based on the worst performing of the underlyings, a decline of either of the underlyings by an amount greater than the buffer amount as of the final observation date will result in a loss of your investment, even if the other underlying has appreciated or has not declined as much. Investors will not participate in any appreciation of either of the underlyings. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Russell 2000® Index (the “RTY Index”) and Technology Select Sector SPDR® Fund (the “XLK Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	July 31, 2023
Original issue date:	August 3, 2023 (3 business days after the pricing date)
Maturity date:	February 5, 2025
Early redemption:

The securities are not subject to automatic early redemption until approximately six months after the original issue date.

Following this 6-month initial non-call period, if, on any redemption determination date, beginning on January 31, 2024, the determination closing level of each of the underlyings is greater than or equal to its respective initial level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing level of either of the underlyings is below its respective initial level on the related redemption determination date.

Early redemption payment:

The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date.

Determination closing level:

With respect to the RTY Index, the index closing value for such underlying on any redemption determination date or observation date (other than the final observation date)

With respect to the XLK Shares, the closing price for such underlying on any redemption determination date or observation date (other than the final observation date) times the adjustment factor on such redemption determination date or observation date, as applicable

Redemption determination dates:

Starting on January 31, 2024, quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates,” subject to postponement for non-index business days, non-trading days and certain market disruption events

Early redemption dates:

Starting on February 5, 2024, quarterly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 7.75% to 9.75% (corresponding to approximately $19.375 to $24.375 per quarter per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date.

If, on any observation date, the determination closing level of either of the underlyings is less than its respective coupon barrier level, no contingent quarterly coupon will be paid with respect to that observation date. It is possible that one or both of the underlyings will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire 1.5-year term of the securities so that you will receive few or no contingent quarterly coupons.

Coupon barrier level:	With respect to the RTY Index, , which is equal to 80% of its initial level With respect to the XLK Shares, $ , which is equal to 80% of its initial level
Buffer amount:

With respect to each of the underlyings, 20%. As a result of the buffer amount of 20%, the level at or above which each of the underlyings must close on the final observation date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the RTY Index, , which is equal to 80% of its initial level

With respect to the XLK Shares, $ , which is equal to 80% of its initial level

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that neither of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date

●If the final level of either of the underlyings is less than 80% of its respective initial level, meaning that either of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 20%)]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $966.30 per security, or within $35.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000 $ $
Total	$ $ $

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 26.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020    Index Supplement dated November 16, 2020  Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Initial level:

With respect to the RTY Index, , which is the index closing value for such underlying on the pricing date

With respect to the XLK Shares, $ , which is the closing price for such underlying on the pricing date

Coupon payment dates:

Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each of the underlyings, to postponement for non-index business days, non-trading days and certain market disruption events. We also refer to January 31, 2025 as the final observation date.

Final level:

With respect to the RTY Index, the index closing value of the RTY Index on the final observation date

With respect to the XLK Shares, the closing price of one XLK Share on the final observation date times the adjustment factor on such date

Minimum payment at maturity:	$200 per security (20% of the stated principal amount)
Adjustment factor:	With to the XLK Shares, 1.0, subject to adjustment in the event of certain events affecting the XLK Shares
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Underlying percent change:	With respect to each underlying: (final level – initial level) / initial level
CUSIP / ISIN:	61775HGK7 / US61775HGK77
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
October 31, 2023*	November 3, 2023*
January 31, 2024	February 5, 2024
April 30, 2024	May 3, 2024
July 31, 2024	August 5, 2024
October 31, 2024	November 5, 2024
January 31, 2025 (final observation date)	February 5, 2025 (maturity date)

*The securities are not subject to automatic early redemption until the second coupon payment date, which is February 5, 2024.

July 2023 Page 2

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Contingent Income Buffered Auto-Callable Securities

Principal at Risk Securities

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing level of each of the Russell 2000® Index and the Technology Select Sector SPDR® Fund, which we refer to as the underlyings, is at or above 80% of its respective initial level, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing level of either of the underlyings is less than its respective coupon barrier level on any observation date, we will pay no interest for the related quarterly period. Beginning after six months, the securities will be automatically redeemed if the determination closing level of each of the underlyings is greater than or equal to its respective initial level on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon. However, if the final level of either of the underlyings is less than 80% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Accordingly, investors in the securities must be willing to accept the risk of losing up to 80% of their initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 1.5-year term of the securities. Investors will not participate in any appreciation of either underlying.

Maturity:	Approximately 1.5 years
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 7.75% to 9.75% (corresponding to approximately $19.375 to $24.375 per quarter per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date.

If on any observation date, the determination closing level of either of the underlyings is less than its respective coupon barrier level, we will pay no coupon for the applicable quarterly period.

Automatic early redemption quarterly starting after six months:

The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following this 6-month initial non-call period, if the determination closing level of each of the underlyings is greater than or equal to its respective initial level on any quarterly redemption determination date, beginning on January 31, 2024, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed and the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon.

If the final level of either of the underlyings is less than 80% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security. Accordingly, investors in the securities must be willing to accept the risk of losing up to 80% of their initial investment.

July 2023 Page 3

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $966.30, or within $35.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the coupon barrier levels and the buffer amount, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

July 2023 Page 4

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 1.5-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if both of the underlyings close at or above their respective coupon barrier levels on each quarterly observation date, unless the securities are redeemed early. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the 1.5-year term of the securities, and the payment at maturity may be up to 80% less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlyings closes at or above its respective coupon barrier level on some quarterly observation dates, but one or both of the underlyings close below the coupon barrier level(s) on the others. Investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date, but not for the quarterly periods for which the determination closing level of either of the underlyings is below the respective coupon barrier level(s) on the related observation date.

Beginning after six months, when each of the underlyings closes at or above its respective initial level on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each of the underlyings closes at or above its respective coupon barrier level on some quarterly observation dates, but one or both of the underlyings close below the respective coupon barrier level(s) on the others, and at least one of the underlyings closes below its initial level on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date, but not for the quarterly periods for which the determination closing level of one or both of the underlyings is below the respective coupon barrier level(s) on the related observation date. On the final observation date, each of the underlyings closes at or above 80% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 20%. At maturity, investors will receive the stated principal amount and the related contingent quarterly coupon.

July 2023 Page 5

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that each of the underlyings closes at or above its respective coupon barrier level on some quarterly observation dates, but one or both of the underlyings close below the respective coupon barrier level(s) on the others, and at least one of the underlyings closes below its initial level on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing level of each of the underlyings is greater than or equal to its respective coupon barrier level on the related observation date, but not for the quarterly periods for which the determination closing level of one or both of the underlyings is below the respective coupon barrier level(s) on the related observation date. On the final observation date, at least one of the underlyings closes below 80% of its respective initial level, meaning that such underlying has declined by an amount greater than the buffer amount of 20%. At maturity, investors will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 80% of their investment in the securities. No coupon will be paid at maturity in this scenario.

July 2023 Page 6

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing level of each of the underlyings on each quarterly observation date, and the amount you will receive at maturity will be determined by reference to the final level of each of the underlyings on the final observation date. The actual initial level and coupon barrier level for each of the underlyings will be determined on the pricing date. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Quarterly Coupon:

7.75% per annum (corresponding to approximately $19.375 per quarter per security)[1]

With respect to each coupon payment date, a contingent quarterly coupon is paid but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final level of each of the underlyings is greater than or equal to 80% of its respective initial level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

If the final level of either of the underlyings is less than 80% of its respective initial share price:

$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 20%)]

Stated Principal Amount:	$1,000
Minimum Payment at Maturity:	$200 per security
Hypothetical Initial Level:	With respect to the RTY Index: 1,600 With respect to the XLK Shares: $150.00
Hypothetical Coupon Barrier Level:	With respect to the RTY Index: 1,280, which is 80% of its hypothetical initial level With respect to the XLK Shares: $120.00, which is 80% of its hypothetical initial level
Buffer Amount:	With respect to each of the underlyings: 20%

1 The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the actual contingent quarterly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $19.375 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Determination Closing Level		Hypothetical Contingent Quarterly Coupon
	RTY Index	XLK Shares
Hypothetical Observation Date 1	1,400 (at or above its coupon barrier level)	$140.00 (at or above its coupon barrier level)	$19.375
Hypothetical Observation Date 2	1,500 (at or above its coupon barrier level)	$100.00 (below its coupon barrier level)	$0
Hypothetical Observation Date 3	1,000 (below its coupon barrier level)	$135.00 (at or above its coupon barrier level)	$0
Hypothetical Observation Date 4	750.00 (below its coupon barrier level)	$80.00 (below its coupon barrier level)	$0

On hypothetical observation date 1, each of the underlyings closes at or above its respective coupon barrier level. Therefore, a contingent quarterly coupon of $19.375 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, one of the underlyings closes at or above its respective coupon barrier level but the other underlying closes below its respective coupon barrier level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlyings closes below its respective coupon barrier level and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing level of either of the underlyings is below its respective coupon barrier level on the related observation date.

July 2023 Page 7

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective initial level(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Level		Payment at Maturity
	RTY Index	XLK Shares
Example 1:	1,800 (at or above 80% of initial level)	$150.00 (at or above 80% of initial level)	$1,019.375 (the stated principal amount and the contingent quarterly coupon with respect to the final observation date)
Example 2:	400 (below 80% of initial level)	$145.00 (at or above 80% of initial level)	$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 20%)] = $1,000 + [$1,000 × (-75% + 20%)] = $1,000 + ($1,000 × -55%) = $450
Example 3:	1,050 (below 80% of initial level)	$22.50 (below 80% of initial level)	$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 20%)] = $1,000 + [$1,000 × (-85% + 20%)] = $1,000 + ($1,000 × -65%) = $350

In example 1, the final level of each of the underlyings is at or above 80% of its initial level. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final observation date. However, investors do not participate in any appreciation of either of the underlyings.

In example 2, the final level of one of the underlyings is at or above 80% of its initial level, but the final level of the other underlying is below 80% of its initial level. Therefore, investors are exposed to the downside performance of the RTY Index, which is the worst performing underlying in this example, and investors lose 1% of principal for every 1% decline in the final level of the RTY Index from its initial level beyond the buffer amount of 20%. The payment at maturity in this example is equal to $450 per security. Investors do not receive the contingent quarterly coupon for the final observation date.

In example 3, the final levels of both of the underlyings are below 80% of their initial levels. Therefore, investors are exposed to the downside performance of the XLK Shares, which represent the worst performing underlying in this example, and investors lose 1 % of principal for every 1% decline in the final level of the XLK Shares from their initial level beyond the buffer amount of 20%. The payment at maturity in this example is equal to $350 per security. Investors do not receive the contingent quarterly coupon for the final observation date.

If the final level of EITHER of the underlyings is below 80% of its initial level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than the stated principal amount per security. Under these circumstances, you will lose some, and up to 80%, of your investment in the securities.

July 2023 Page 8

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities provide a minimum payment at maturity of only 20% of your principal. The terms of the securities differ from those of ordinary debt securities in that they provide a minimum payment at maturity of only 20% of the stated principal amount of the securities, subject to our credit risk. If the securities have not been automatically redeemed prior to maturity and if the final level of either of the underlyings is less than 80% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, you will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. In this case, the payment at maturity will be less than the stated principal amount. You could lose up to 80% of your investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing level of each of the underlyings is at or above 80% of its respective initial level, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the determination closing level of either of the underlyings is lower than its respective coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing level of one or both of the underlyings could remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire 1.5-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent quarterly coupon, if any, is based only on the determination closing levels of the underlyings on the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing level of each of the underlyings on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the price of each of the underlyings on quarterly observation dates, if the determination closing level of either of the underlyings on any observation date is below its respective coupon barrier level, you will receive no coupon for the related interest period even if the price(s) of one or both of the underlyings were higher on other days during that interest period.

￭Investors will not participate in any appreciation of either of the underlyings. Investors will not participate in any appreciation of either of the underlyings, and the return on the securities will be limited to the contingent quarterly coupon that is paid with respect to each observation date on which each determination closing level is greater than or equal to its respective coupon barrier level, if any.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and

July 2023 Page 9

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the levels of the underlyings on any day, including in relation to the respective coupon barrier levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the RTY Index and the Technology Select Sector Index,

owhether the determination closing level of either of the underlyings has been below its respective coupon barrier level on any observation date,

odividend rates on the stocks constituting the RTY Index and the Technology Select Sector Index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the levels of the underlyings,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the level of either of the underlyings at the time of sale is near or below its coupon barrier level or if market interest rates rise.

The price of any or both of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The levels of one or both of the underlyings may decrease and be below the respective coupon barrier level(s) on each observation date so that you will receive no return on your investment, and one or both of the underlyings may decline by an amount greater than the buffer amount as of the final observation date so that you lose some or all of your initial investment in the securities. There can be no assurance that the closing price of each of the underlyings will be at or above their respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that neither of the underlyings will decline by an amount greater than the buffer amount of 20% as of the final observation date so that you do not suffer a loss on your initial investment in the securities. See “Russell 2000® Index Overview” and “Technology Select Sector SPDR® Fund Overview” below.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 1.5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at

July 2023 Page 10

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Not equivalent to investing in the underlyings or the stocks composing the RTY Index or the Technology Select Sector Index. Investing in the securities is not equivalent to investing in the underlyings or the stocks that constitute the RTY Index or the Technology Select Sector Index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the RTY Index or the Technology Select Sector Index.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the Technology Select Sector Index), including taking positions in the XLK Shares and the stocks constituting the RTY Index or the Technology Select Sector Index, futures and/or options contracts on the underlyings or the component stock of the Technology Select Sector Index listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the Technology Select Sector Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of either of the underlyings and, therefore, (i) the value at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying), (ii) the coupon barrier level for such underlying, which is the value at or above which such underlying must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying), and (iii) the value at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlyings on the redemption determination dates and the observation dates and, accordingly, whether we redeem the

July 2023 Page 11

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the coupon barrier levels, the final levels, the payment at maturity, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing level in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

July 2023 Page 12

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Risks Relating to the Underlyings

￭You are exposed to the price risk of each of the underlyings, with respect to both the contingent quarterly coupons, if any, and the payment at maturity. Your return on the securities is not linked to a basket consisting of each of the underlyings. Rather, it will be contingent upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by either of the underlyings over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive any contingent quarterly coupons, each of the underlyings must close at or above its respective coupon barrier level on the applicable observation date. In addition, if either of the underlyings has declined to below 80% of its respective initial level as of the final observation date, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, you will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%, even if the other underlying has appreciated or has not declined as much. Under this scenario, the value of any such payment will be less than the stated principal amount. Accordingly, your investment is subject to the price risk of each of the underlyings.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either of the underlyings will close below its coupon barrier level on any observation date, and decline by more than the buffer amount at maturity, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment. In addition, because each underlying must close above its initial level on a quarterly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one underlying.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the RTY Index could adversely affect the value of the securities. The publisher of the RTY Index may add, delete or substitute the stocks constituting the RTY Index or make other methodological changes that could change the value of the RTY Index. The publisher of the RTY Index may discontinue or suspend calculation or publication of the RTY Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the payment at maturity on the securities will be an amount based on the closing prices at maturity of the securities composing the RTY Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the RTY Index last in effect prior to discontinuance of the RTY Index.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the Technology Select Sector Index and that are generally tracked by the Technology Select Sector SPDR® Fund are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics.

July 2023 Page 13

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Because the value of the securities is linked to the performance of the XLK Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XLK Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the XLK Shares. However, the calculation agent will not make an adjustment for every event that can affect the XLK Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the XLK Shares or the index tracked by the XLK Shares could adversely affect the value of the securities. The investment adviser to the Technology Select Sector SPDR® Fund, SSGA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the Technology Select Sector SPDR® Fund. Any of these actions could adversely affect the price of the XLK Shares and, consequently, the value of the securities. The publisher of the Technology Select Sector Index is responsible for calculating and maintaining the Technology Select Sector Index. The publisher may add, delete or substitute the stocks constituting the Technology Select Sector Index or make other methodological changes that could change the value of the Technology Select Sector Index. The publisher of the Technology Select Sector Index may discontinue or suspend calculation or publication of the Technology Select Sector Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Technology Select Sector Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the XLK Shares, and consequently, the value of the securities.

￭The performance and market price of the XLK Shares, particularly during periods of market volatility, may not correlate with the performance of the Technology Select Sector Index, the performance of the component securities of the Technology Select Sector Index or the net asset value per share of the XLK Shares. The XLK Shares do not fully replicate the Technology Select Sector Index and may hold securities that are different than those included in the Technology Select Sector Index. In addition, the performance of the XLK Shares will reflect additional transaction costs and fees that are not included in the calculation of the Technology Select Sector Index. All of these factors may lead to a lack of correlation between the performance of XLK Shares and the Technology Select Sector Index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the XLK Shares may impact the variance between the performances of XLK Shares and the Technology Select Sector Index. Finally, because the shares of the XLK Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the XLK Shares may differ from the net asset value per share of the XLK Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the XLK Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the XLK Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the XLK Shares, and their ability to create and redeem shares of the XLK Shares may be disrupted. Under these circumstances, the market price of shares of the XLK Shares may vary substantially from the net asset value per share of the XLK Shares or the level of the Technology Select Sector Index.

For all of the foregoing reasons, the performance of the XLK Shares may not correlate with the performance of the Technology Select Sector Index, the performance of the component securities of the Technology Select Sector Index or the net asset value per share of the XLK Shares. Any of these events could materially and adversely affect the price of the shares of the XLK Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the XLK Shares on the final observation date, even if the XLK Shares’ shares are underperforming the Technology Select Sector Index or the component securities of the Technology Select Sector Index and/or trading below the net asset value per share of the XLK Shares.

July 2023 Page 14

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on June 28, 2023:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	1,858.709
52 Weeks Ago:	1,738.841
52 Week High (on 8/15/2022):	2,021.346
52 Week Low (on 9/26/2022):	1,655.882

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2018 through June 28, 2023. The related table sets forth the published high and low closing values, as well as the end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on June 28, 2023 was 1,858.709. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical values of the RTY Index should not be taken as an indication of its future performance, and no assurance can be given as to the level of the RTY Index at any time, including on the redemption determination dates or the observation dates.

RTY Index - Daily Closing Values January 1, 2018 to June 28, 2023

July 2023 Page 15

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter (through June 28, 2023)	1,896.333	1,718.811	1,858.709

The “Russell 2000® Index” is a trademark of FTSE Russell. See “Russell 2000® Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Technology Select Sector SPDR® Fund Overview

The Technology Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR Trust (the “Trust”), which is a registered investment company. The Select Sector SPDR Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund. The Technology Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. It is possible that this fund may not fully replicate the performance of the Technology Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by Select Sector SPDR Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLK Shares is accurate or complete.

Information as of market close on June 28, 2023:

Ticker Symbol:	XLK UP
Current Share Price:	$170.84
52 Weeks Ago:	$128.58
52 Week High (on 6/15/2023):	$174.63
52 Week Low (on 10/12/2022):	$116.56

The following graph sets forth the daily closing values of the XLK Shares for the period from January 1, 2018 through June 28, 2023. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLK Shares for each quarter in the same period. The closing price of the XLK Shares on June 28, 2023 was $170.84. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLK Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XLK Shares at any time, including on the redemption determination dates or the observation dates.

Shares of the Technology Select Sector SPDR® Fund — Daily Closing Prices January 1, 2018 to June 28, 2023

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All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Technology Select Sector SPDR® Fund (CUSIP 81369Y803)	High ($)	Low ($)	Period End ($)
2018
First Quarter	70.73	62.01	65.42
Second Quarter	72.38	63.86	69.47
Third Quarter	75.77	69.26	75.33
Fourth Quarter	75.93	57.62	61.98
2019
First Quarter	75.09	58.89	74.00
Second Quarter	78.96	70.63	78.04
Third Quarter	82.75	75.75	80.53
Fourth Quarter	91.92	78.28	91.67
2020
First Quarter	102.79	70.40	80.37
Second Quarter	104.63	76.54	104.49
Third Quarter	127.03	104.66	116.70
Fourth Quarter	130.52	110.86	130.02
2021
First Quarter	138.59	125.83	132.81
Second Quarter	147.82	131.31	147.66
Third Quarter	159.70	147.91	149.32
Fourth Quarter	176.65	148.06	173.87
2022
First Quarter	175.52	141.39	158.93
Second Quarter	161.47	123.49	127.12
Third Quarter	151.56	118.78	118.78
Fourth Quarter	136.15	116.56	124.44
2023
First Quarter	151.01	121.18	151.01
Second Quarter (through June 28, 2023)	174.63	143.97	170.84

This document relates only to the securities offered hereby and does not relate to the XLK Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLK Shares (and therefore the price of the XLK Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLK Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLK Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLK Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The securities are not sponsored, endorsed, sold, or

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

promoted by S&P, S&P Global Inc. or the Trust. S&P, S&P Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, S&P Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Technology Select Sector Index. The Technology Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of certain public companies that are components of the S&P 500® Index. The Technology Select Sector Index includes component stocks in the following industries: computers and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; electronic equipment and instruments; and office electronics. See “Technology Select Sector Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Interest period:

The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

RTY Index publisher:	FTSE Russell, or any successor thereof
Index closing value:

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for the RTY Index.

Share underlying index:	The S&P® Technology Select Sector Index
Share underlying index publisher:	S&P Dow Jones Indices LLC or any successor thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-index business day, non-trading day or certain market disruption events with respect to either of the underlyings so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment, early redemption payment or payment at maturity made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as

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Principal at Risk Securities

ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision.

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Principal at Risk Securities

We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross

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proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the XLK Shares, in stocks constituting the RTY Index or the Technology Select Sector Index and in futures and/or options contracts on the XLK Shares, the RTY Index, the Technology Select Sector Index or their component stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of one or both of the underlyings and, therefore, could increase (i) the value at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying), (ii) the coupon barrier level for such underlying, which is the value at or above which such underlying must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying), and (iii) the value at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final observation date, by purchasing and selling the XLK Shares, the stocks constituting the RTY Index or Technology Select Sector Index, futures or options contracts on the XLK Shares, the RTY Index, the Technology Select Sector Index or their component stocks of the Technology Select Sector Index listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any of the underlyings on the redemption determination dates and other observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 5, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

economic terms of the securities, including the contingent quarterly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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